                                                                     EXHIBIT 4.5


                       FIRST AMENDMENT TO SECOND AMENDED
                        AND RESTATED WARRANT AGREEMENT

     THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED WARRANT AGREEMENT (this "Amendment") is made and entered into as of this 31st day of May 1996 by and between SATELLINK PAGING INC., a Georgia corporation (the "Issuer"), and CREDIT ANSTALT AMERICAN CORPORATION, having offices at 245 Park Avenue, New York 10167 ("Creditanstalt").

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, pursuant to the promissory Note dated as of December 3, 1992 (the "Original Note") among the Issuer and Creditanstalt-Bankverein, an affiliate of Creditanstalt (the "Bank"), the Bank made a loan to the Issuer upon the terms set forth in the Original Note; and

     WHEREAS, on December 23, 1992 the Issuer and the Bank entered into a certain Loan and Security Agreement dated as of December 23, 1992 (the "Loan Agreement") pursuant to which the loan evidenced by the Original Note was superseded and replaced by a revolving credit facility; and

     WHEREAS, in order to induce the Bank to structure and to provide the loan pursuant to the Original Note the Issuer executed and delivered a Warrant Agreement dated as of December 3, 1992 (the "Original Warrant Agreement") and issued to the Bank 11,951 of the Warrants referred to herein; and

     WHEREAS, the Bank assigned the Warrants issued under the Original Warrant Agreement to Creditanstalt; and

     WHEREAS, pursuant to the Consent, Waiver and Third Amendment to Loan and Security Agreement dated as of December 23, 1994 (the "First Loan Agreement Amendment") between the Issuer and the Bank, the Issuer and the Bank amended the Loan Agreement to provide for the loan of additional funds and to make other changes therein; and

     WHEREAS, in connection with and to induce the Bank to enter into the First Loan Agreement Amendment, the Issuer amended and restated the Original Warrant Agreement in order to provide for additional Warrants and make certain other changes therein pursuant to that certain Amended and Restated Warrant Agreement dated as of December 23, 1994 (the "Amended and Restated Warrant Agreement"); and

     WHEREAS, in connection with the Amended and Restated Loan and Security Agreement dated as of November 17, 1995 (as the same may be amended, supplemented or otherwise modified from time to time, the "restated Loan Agreement") between the Issuer and the Bank, the Issuer and Creditanstalt entered into a Securities Purchase Agreement dated as of November

17, 1995 (the "Securities Purchase Agreement") in order to provide for the purchase by Creditanstalt of additional capital stock of the Issuer; and

     WHEREAS, in connection with and to induce Creditanstalt to enter into the Securities Purchase Agreement, the Issuer further amended and restated the Amended and Restated Warrant Agreement pursuant to that certain Second Amended and Restated Warrant Agreement dated as of November 17, 1995 between Issuer and Creditanstalt (as the same may be amended, supplemented or otherwise modified from time to time, the "Warrant Agreement") in order to amend the terms of the Warrant and make certain changes therein; and

     WHEREAS, in connection with the Warrant Agreement, Creditanstalt returned for cancellation by the Issuer nine (9) Warrant Shares (as defined in the Warrant Agreement); and

     WHEREAS, the Issuer and the Bank wish to enter into a First Amendment to Amended and Restated Loan and Security Agreement dated of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "Restated Loan Agreement Amendment") to provide for the loan of additional funds and to make certain other changes therein; and

     WHEREAS, in connection with and to induce the Bank to enter into the Restated Loan Agreement Amendment, the Issuer has agreed to amend the Warrant Agreement, as further set forth herein, in order to provide for the issuance of certain additional Warrants and make certain other changes set forth herein;

     NOW, THEREFORE, in consideration of the premises, the terms and conditions herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1.     Definitions. As used in this Amendment, unless otherwise
                    -----------
defined herein, terms defined in the Warrant Agreement shall have the meaning set forth therein when used herein.

     Section 2.     Amendment of Definition of "Exercise Price". The term
                    ------------------------------------------
"Exercise Price", as set forth in Section 1 of the Warrant Agreement, is hereby deleted in its entirety and the following definition is substituted in lieu thereof:

                    "Exercise Price" shall mean the exercise price of a Warrant, which shall be (i) with respect to the Series A Warrants, $.01 per Warrant; provided that in no event shall the Exercise Price of all Series A Warrants exceed $100.00 in the aggregate, and (ii) with respect to the Series B Warrants, $200.00 per Warrant.

     Section 3.  Definition of "Officer Options". Section 1 of the Warrant
                 -------------------------------
Agreement is hereby amended by adding following the definition of "Offer Right" a new definition of "Officer Options" as follows:

                 "Officer Options" shall mean the options for 1000
                  ---------------
          shares of Common Stock issued to the chief financial officer of the Issuer and listed on Schedule I hereto, which options are scheduled to vest at the rate of 1/3 on August 1, 1996, 1/3 on August 1, 1997, and 1/3 on August 1, 1998, subject to complete vesting of all such options upon the closing of an initial public offering of the Common Stock of the issuer or upon the sale of substantially all of the Common Stock or assets of the Issuer.

     Section 4.  Definition of "Series A Warrants" and "Series B Warrants".
                 ---------------------------------------------------------
Section 1 of the Warrant Agreement is hereby amended by adding following the definition of "Series C Preferred Stock" new definitions of "Series A Warrants" and "Series B Warrants" as follows:


                 "Series A Warrants" shall mean the stock purchase
                  -----------------
          warrants issued pursuant to this Amended and Restated Warrant Agreement entitling the record holders thereof to purchase from the Issuer at the Warrant Office an aggregate of 13,741 shares of Common Stock or Series B Preferred Stock (in the percentages and to the extent provided in Section 6(e) and 6(f) hereof and subject in each case to adjustment as provided in Section 12) at the Exercise Price therefor at any time after November 17, 1995 and before 5:00 P.M., New York time, on the Expiration Date; individually, a "Series A Warrant"."

                 "Series B Warrants" shall mean the stock purchase
                  -----------------
          warrants issued pursuant to this Amended and Restated Warrant Agreement entitling the record holders thereof to purchase from the Issuer at the Warrant Office an aggregate of 333 shares of Common Stock or Series B Preferred Stock (in the percentages and to the extent provided in Section 6(e) and 6(f) hereof and subject in each case to adjustment as provided in Section 12) at the Exercise Price therefor at any time after the Vesting Date therefor and before 5:00 P.M., New York time, on the Expiration Date; individually, a "Series B Warrant"."

     Section 5.  Amendment of Definition of "Warrants". The term "Warrants', as
                 -------------------------------------
set forth in Section 1 of the Warrant Agreement, is hereby deleting in its entirety and the following definition is substituted in lieu thereof:

                 "Warrants" shall mean the Series A Warrants and
                  --------
          Series B Warrants, collectively; individually, a "Warrant".

     Section 6.  Definition of "Vesting Date".  Section 1 of the Warrant
                 ----------------------------
Agreement is hereby amended by adding following the definition of "Subsidiary" a new definition of "Vesting Date" as follows:

                 "Vesting Date" shall mean have the meaning given such term in
                  ------------
          Section 6(a)(ii) hereof.

     Section 7.  Exercise of Warrants.  Section 6 of the Warrant Agreement is
                 --------------------
hereby amended to delete subsection (a) thereof in its entirety and to substitute therefor a new subsection (a) to read as follow:

                 (a)  (i)  The Series A Warrants evidenced by a
          Warrant Certificate shall be exercisable in whole or in part by the registered holder thereof on any Business Day after November 17, 1995 and on or before 5:00 P.M., New York time, on the Expiration Date.

                 (ii) The Series B Warrants evidenced by a Warrant Certificate shall be exercisable in whole or in part by the registered holder thereof on any Business Day after the Vesting Date applicable to such Series B Warrants and on or before 5:00 P.M., New York time, on the Expiration Date. The Series B Warrants shall vest, on a pro rata basis, on each date (each such date being a "Vesting Date") that all or a portion of the Officer Options vest, such that as a portion of the Officer Options vest, an equal percentage of Series B Warrants shall vest.

     Section 8.  Exercise of Warrants.  Section 6 of the Warrant Agreement is
                 --------------------
is hereby further amended to delete therefrom clause (B) of the second proviso to the first sentence of subsection (e) thereof in its entirety and to substitute therefor a new clause (B) to read as follows:

          . . . (B) in no event shall more than 14,074 shares of Common Stock or Series B Preferred Stock (or a combination thereof) in the aggregate, subject to adjustment pursuant to
          Section 12, be issued upon exercise of the Warrants.

     Section 9.  Certain Corporate Actions.  The Warrant Agreement is hereby
                 -------------------------
amended by deleting subsection 10(f) in its entirety and substituting therefor a new subsection 10(f) to read as follows:

                 (f) The Issuer will take no action with respect to its capital stock (including without limitation any purchase of its shares or any combination of shares or reverse stock split and elimination of fractional shares) if (i) the effect of such action is to cause the percentage referred to in clause (ii) below to increase, and (ii) after giving effect to such action, the sum of the number of Warrant Shares therefore issued, if any, plus the number of Warrant Shares then issuable in respect of Warrants then outstanding (determined without regard to the limitation on exercise set forth in subsection 6(f) and the number of shares of other capital stock of the Issuer at any time held by Creditanstalt or its Affiliates (in each case other than Non-Attributable Stock) would, upon issuance, represent in excess of 24.99% of the Equity of the Issuer, unless in any such case the holders of a majority of the outstanding Warrants and Warrant Shares shall have given their prior written consent to such action.

     Section 10.  Amendment to Adjustment Provisions.  Subsection 12(j) of the
                  ----------------------------------
Warrant Agreement is hereby amended to delete therefrom the second proviso to clause (2) of such subsection 12(j) in its entirety and to substitute therefor a new clause (2) to read as follows:


          . . . provided further that in such event, no adjustment in the number of Warrant Shares purchasable shall be made by the Issuer if such adjustment would cause the sum of the number of Warrant Shares therefore issued, if any, plus the number of Warrant Shares then issuable in respect of Warrants then outstanding (determined without regard to the limitation on exercise set forth in subsection 6(f) and the number of shares of other capital stock of the Issuer at any time held by Creditanstalt or its Affiliates (other than Non-Attributable Stock) to represent in excess of 24.99% of the Equity of the Issuer and in such event, the Issuer shall pay a cash dividend to all holders of Warrants which dividend shall be calculated as if the Warrants had been exercised.

     Section 11.  Cancellation Right.  The Warrant Agreement is hereby further
                  ------------------
amended by added at the end of Section 16 thereof a new subsection (j) to read as follows:

                  (j) In the event and to the extent that the Officer Options terminate without having vested, the holder shall surrender for cancellation the Warrant Certificates evidencing the Series B Warrants that had not vested prior to the date the Officer Options terminated. If any Warrant Certificate evidences both vested and unvested Series B Warrants, a new Warrant Certificate shall be issued to the holder surrendering such Warrant Certificate evidencing the vested Series B Warrants.

     Section 12.  Exhibit A.  The Warrant Agreement is hereby further amended by
                  ---------
deleting EXHIBIT A thereto in its entirety and by substituting therefor a new EXHIBIT A in the form attached as EXHIBIT A hereto.

     Section 13.  Representations and Warranties.  The Issuer hereby represents
                  ------------------------------
and warrants to Creditanstalt, for the benefit of Creditanstalt and any other Warrant Holder, as follows:

     (a) The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia, has the corporate power and authority to conduct its business as presently conducted and as intended to be conducted, has the corporate power and authority to execute and deliver this Amendment and the Warrant Certificates, to issue the Series B Warrants and to perform its obligations under the Warrant Agreement, as amended by this Amendment, and the Warrant Certificates, has the corporate power and authority and legal right to own and lease its properties and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where failure to be so qualified could not be reasonably expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Issuer and its Subsidiaries taken as a whole.

     (b) The execution, delivery and performance by the Issuer of this Amendment and the Warrant Certificates, the issuance of the Warrants and the issuance of the Warrant Shares upon the exercise of the Series B Warrants and the issuance of Common Stock upon conversion of the Series B Preferred Stock have been duly authorized by all necessary corporate action and do not and will not violate, or result in a breach of, or constitute a default under, or require any consent under, or result in the creation of any lien, charge or encumbrance upon the assets of the Issuer pursuant to, any law, statute, ordinance, rule, regulation, order or decree of any court, governmental body or regulatory authority or administrative agency having jurisdiction over the Issuer or its Subsidiaries or the Issuer's Articles of Incorporation or any contract, mortgage, loan agreement, note, lease or other instrument binding upon the Issuer or its Subsidiaries or by which their properties are bound.

     (c) This Amendment has been duly executed and delivered by the Issuer and constitutes a legal, valid, binding and enforceable obligation of the Issuer. When the Series B Warrants and Warrant Certificates representing the Series B Warrants have been issued as contemplated hereby, (i) the Series B Warrants and the Warrant Certificates representing the Series B Warrants will constitute legal, valid, binding and enforceable obligations of the Issuer, except as enforcebility may be limited by bankruptcy and insolvency, and (ii) the Warrant Shares, when issued upon exercise of the Series B Warrants in accordance with the terms of the Warrant Agreement, and the Common Stock, when issued upon conversion of the Series B Preferred Stock in accordance with the terms of the Issuer's Articles of Incorporation relating to the Series B Preferred Stock, will be duly authorized, validly issued, fully paid and nonassessable shares of the Common Stock and Series B Preferred Stock, as applicable, with no personal liability attaching to the ownership thereof.

     (d) The Issuer has authorized capital stock consisting of 5,000,000 shares of Class A Common Stock, par value $.01 per share, of which 33,408.504 shares are issued and outstanding and 20,000 shares of Class B Common Stock, par value $.01 per share, of which 2,071.318 shares are issued and outstanding, 7,500 shares of Series A Convertible Preferred Stock, par value $.01 per share, of which 7,360 shares are issued and outstanding, 30,000 shares of Series B Convertible Preferred Stock, par value $.01 per share, none of which are issued and outstanding, 3,500 shares of Series C Convertible Preferred Stock, par value $.01 per share, 3,500 of which are issued and outstanding (which shares are convertible as of the date hereof into 11,289.985 shares of Common Stock). Except as set forth on SCHEDULE I to the Warrant Agreement, there are no outstanding options, warrants subscriptions, rights, convertible or exchangeable securities or other agreements or plans under which the Issuer may be or become obligated to issue, sell or transfer shares of its capital stock of other securities. The Series B Preferred Stock has no voting rights, except as required by law, and is convertible on a share-for-share basis into Common Stock of the Issuer. To the Issuer's best knowledge, there are no voting agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Issuer or any Subsidiary.

     (e) Except as set forth on SCHEDULE II to the Warrant Agreement, no holder of securities of the Issuer has any right to the registration of such securities under the Securities Act and any applicable state securities law.

     Section 14. Expenses. Issuer agrees to pay, immediately upon demand by
                 --------
Creditanstalt, all costs, expenses, attorneys' fees, and other charges and expenses incurred by Creditanstalt in connection with the negotiation, preparation, execution and delivery of this Amendment and any other instrument, document, agreement or amendment executed in connection with this Amendment.

     Section 15. Limitation of Amendment. Except as expressly set forth herein,
                 -----------------------
this Amendment shall not be deemed to waive, amend or modify any term or condition of the Warrant Agreement, each of which is hereby ratified and reaffirmed and shall remain in full force and effect, nor to serve as a consent to any matter prohibited by the terms and conditions thereof.

     Section 16. Counterparts. This Amendment may be executed in any number of
                 ------------
counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which, taken together, will be deemed but one and the same agreement.

     Section 17. Governing Law: Jurisdiction. THIS AMENDMENT, AND THE RIGHTS AND
                 ---------------------------
OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW).

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the date and year first written above.


                                   "ISSUER"

                                   SATELINK PAGING INC.


                                   By: /s/ Jerry W. Mayfield
                                      ------------------------------------------
                                      Jerry W. Mayfield
                                      President


                                   ATTEST: /s/ Daniel D. Lensgraf
                                          --------------------------------------
                                          Daniel D. Lensgraf
                                          Secretary


                      (Signatures continued on next page)

                   (Signatures continued from previous page)


                                   "CREDITANSTALT"

                                   CREDITANSTALT AMERICAN CORPORATION


                                   By: /s/ Robert M. Biringer
                                      ------------------------------------------
                                      Robert M. Biringer
                                      Senior Vice President


                                   By: [SIGNATURE ILLEGIBLE]
                                      ------------------------------------------
                                      Name: [SIGNATURE ILLEGIBLE]
                                      Title: Vice President

                                                                       EXHIBIT A


                FORM OF [SERIES A/SERIES B] WARRANT CERTIFICATE

THE WARRANTS AND SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAW. SUCH WARRANTS AND SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN AND ARE SUBJECT TO OTHER PROVISIONS OF THE SECOND AMENDED AND RESTATED WARRANT AGREEMENT, DATED AS OF NOVEMBER 17, 1995, AS AMENDED BY THE FIRST AMENDMENT TO SECOND AMENDED AND RESTATED WARRANT AGREEMENT, DATED AS OF MAY 31, 1996, EACH BETWEEN THE ISSUER AND CREDITANSTALT AMERICAN CORPORATION, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN PUT RIGHTS AND EXCHANGE RIGHTS MORE FULLY SET FORTH IN THE WARRANT AGREEMENT.


                         EXERCISABLE ONLY ON OR BEFORE
                               DECEMBER 3, 2005

                              Warrant Certificate

                                                                          [Date]
                                                              Certificate No.___


     This Warrant Certificate certifies that _______________, or registered assigns, is the registered holder of _______ Warrants (the "Warrants") to purchase Class A Common Stock (the "Common Stock") or Series B Convertible Preferred Stock (the "Series B Preferred Stock") of SATELLINK PAGING INC., a Georgia corporation (the "Issuer"). Each Warrant entitles the holder, but only subject to the conditions set forth herein and in the Warrant Agreement referred to below, to purchase from the Issuer before 5:00 P.M., New York time, on December 3, 2005 (the "expiration Date"), one (1) fully paid and nonassessable share of the Common Stock or Series B Preferred Stock of the Issuer (the "Warrant Shares") in the percentages and to the extent set forth in the Warrant Agreement, at a price (the "Exercise Price") of [$.01/$200.00] per Warrant payable in lawful money of the United States of America, upon surrender of this Warrant Certificate, execution of the annexed Form of Election to Purchase and payment of the Exercise Price at the office of the Issuer at 1100 Northmeadow Parkway, Suite 100, Roswell, Georgia 30076, or such other address as the Issuer may specify in writing to the registered holder of the Warrants evidenced hereby (the "Warrant Office"). In lieu of exercising Warrants pursuant to the immediately preceding sentence, the Warrant holder shall have the right to require the Issuer to convert the Warrants, in whole or in part and at any time or times, into Warrant Shares, by surrendering to the Issuer the Warrant Certificate evidencing the Warrants to be converted, accompanied by the annexed Form of Notice of Conversion which has been duly completed and signed. The Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment prior to the Expiration Date as set forth in the Warrant Agreement. In no event shall this Warrant be exercisable for shares of Common Stock or Series B Preferred Stock which, when aggregated with all other Warrant Shares (as defined in the Warrant Agreement) previously issued (other than Non-Attributable Stock (as defined in the Warrant Agreement)) would, upon issuance, represent in excess of 24.99% of the Equity of the Issuer (defined in the Warrant Agreement) unless such shares, when issued, would constitute Non-Attributable Stock (as defined in the Warrant Agreement).

     [SERIES B WARRANTS ONLY:]

[THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON EXERCISE AND CERTAIN SURRENDER AND CANCELLATION RIGHTS MORE FULLY SET FORTH IN THE WARRANT AGREEMENT.]

     No Warrant may be exercised after 5:00 P.M., New York time, on the Expiration Date and (except as otherwise provided in the Warrant Agreement) all rights of the registered holders of the Warrants shall cease after 5:00 P.M., New York time, on the Expiration Date.

     The Issuer may deem and treat the registered holders of the Warrants evidenced hereby as the absolute owners thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holders hereof and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

     Warrant Certificates, when surrendered at the office of the Issuer at the above-mentioned address by the registered holder hereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

     Upon due presentment for registration of transfer of this Warrant Certificate at the office of the Issuer at the above-mentioned address, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate to the transferee(s) and, if less than all the Warrants evidenced hereby are to be transferred, to the registered holder hereof, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     This Warrant Certificate is one of the Warrant Certificates referred to in the Second Amended and Restated Warrant Agreement, dated as of November 17, 1995, between the Issuer and Creditanstalt American Corporation, as amended by the First Amendment to Second Amended and Restated Warrant Agreement, dated as of May 31, 1996 between Issuer and Creditanstalt American Corporation (as so amended, the "Warrant Agreement"). Said Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Issuer and the holders.

     IN WITNESS WHEREOF the Issuer has caused this Warrant Certificate to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.


                                        SATELINK PAGING INC.


                                   By:       ___________________________________
                                             Name: _____________________________
                                             Title: ____________________________


(CORPORATE SEAL)

ATTEST:


___________________________________
Secretary

                                                              ANNEX to Form
                                                              of Warrant
                                                              Certificate
                                                              ------------------


                         FORM OF ELECTION TO PURCHASE

                    (To be executed upon exercise of Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ___ Warrant Shares" and herewith tenders payment for such Warrant Shares to the order of the Issuer in the amount of $ ____________ in accordance with the terms hereof. The undersigned requests that a certificate for such Warrant Shares be registered in the name of _________________________________________________________________
whose address is _____________________________________ and that such certificate be delivered to ________________ whose address is ____________________________ .
If said number of Warrant Shares is less than all of the Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrant Shares be registered in the name of _____________________________________________________ whose address is
_________________________________________________________ and that such Warrant
Certificate be delivered to ___________________________________ whose address is
____________________________________.


Signature:


_______________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


Date: __________


 .         Consisting of:

               ______ shares of Common Stock

               ______ shares of Series B Preferred Stock

                                                              ANNEX to Form
                                                              of Warrant
                                                              Certificate
                                                              --------------


                         FORM OF NOTICE OF CONVERSION

                    (To be executed upon conversion of Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to convert Warrants represented hereby into ___ Warrant Shares* in accordance with the terms hereof. The undersigned requests that a certificate for such Warrant Shares be registered in the name of _________________________________________________________________ whose address is _____________________________________ and that such certificate be delivered to ________________ whose address is ____________________________ . If said number of Warrant Shares is less than all of the Warrant Shares obtainable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrant Shares be registered in the name of _____________________________________________________ whose address is
_________________________________________________________ and that such Warrant
Certificate be delivered to ___________________________________ whose address is
____________________________________.


Signature:


_______________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


Date: __________


*         Consisting of:

               ______ shares of Common Stock

               ______ shares of Series B Preferred Stock